VOTING AGREEMENT AND IRREVOCABLE PROXY

     VOTING AGREEMENT (containing an irrevocable proxy) (the "Agreement") dated as of October ___, 1998, among SLM International, Inc., a Delaware corporation ("Parent"), SLM ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Stockholder whose name appears on the signature page to the Agreement (the "Stockholder").

                              W I T N E S S E T H :

     WHEREAS, concurrently herewith Parent, Sport Maska, Inc., a wholly-owned subsidiary of Parent, Sub and SPORTS HOLDINGS CORP., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Reorganization dated as of even date herewith (the "Reorganization Agreement") pursuant to and subject to the terms and conditions of which (a) Sport Maska Inc. will acquire of all of the issued and outstanding equity of Tropsport Acquisitions Inc., a corporation organized under the Canada Business Corporations Act and a wholly-owned subsidiary of the Company (the "Tropsport Share Purchase") and (b) Sub will merge with and into the Company (the "Merger", and collectively with the Tropsport Share Purchase, the "Reorganization");

     WHEREAS, as of the date hereof the Stockholder is the holder of record and beneficial owner (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of shares of Company Stock (as such term and each other capitalized term used herein without textual definition is defined in
Section 7.1 hereof) of the class and in the number set forth opposite the name of the Stockholder on the signature page hereof (such shares together with all other shares of Company Stock acquired by the Stockholder subsequent to the date hereof, collectively the "Shares");

     WHEREAS, Stockholder desires (a) to enter into an agreement whereby Stockholder agrees to vote any and all Shares in favor of the Reorganization; and (b) to grant to Sub an irrevocable proxy covering the Shares; and

     WHEREAS, Parent, Sport Maska Inc. and Sub are entering into the Reorganization Agreement, conditioned upon, and in reliance on the representations, warranties and agreements of Stockholder contained in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and of other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

1. PROXY AND SUPPORT OF REORGANIZATION.

     1.1 Proxy with respect to the Shares. Effective as of the date of this Agreement Stockholder hereby irrevocably appoints Sub and any nominee thereof as Stockholder's attorney and proxy, with full power of substitution, to represent and vote, for and in the name place and stead of the Stockholder, all of the Shares eligible to vote, in such manner as such attorney and proxy or its substitute shall, in its sole discretion deem proper, at any regular, special or other meeting of stockholders, at any adjournment of any of such meetings held during the time this Proxy is in effect, and to act by consent in lieu of meeting, or otherwise, with respect to the Shares at all times this Proxy is in effect; provided, however, that the Proxy granted by Stockholder hereunder is granted only with respect or relating to the following matters (the "Designated Matters"):

     (a) votes or consents with respect or relating to the Reorganization;

     (b) votes or consents with respect or relating to any action or agreement that would result in a breach of any covenant, representation, warranty, obligation or agreement of the Company under the Reorganization Agreement;

     (c) votes or consents with respect or relating to any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Reorganization, including, but not limited to:

          (i) any merger (other than the Merger), business combination, reorganization, liquidation, or other extraordinary corporate transaction involving the Company;

          (ii) any sale, transfer or other disposition of a material amount of assets of the Company, other than the Tropsport Share Purchase;

          (iii) any change in the management or board of directors of the Company without the prior written consent of Parent; or

          (iv) any material change to the present capitalization of the Company; and

     (d) votes or consents with respect or relating to any other material change in the corporate structure or business of the Company.

     This Proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration of and as an inducement to cause Parent and Sub to enter into the transactions contemplated by this Agreement and by the Reorganization Agreement. This Proxy revokes any other proxy heretofore granted by Stockholder at any time with respect to the Shares (or any of them) and Stockholder hereby agrees that no subsequent proxy will be granted by Stockholder with respect to the Shares (or any of them) during the time this Proxy is in effect, provided, however, that the provisions of this sentence shall be operative only to the extent such heretofore-or-hereafter-granted proxy is with respect or relates to Designated Matters. If during the time this Proxy is intended to be in effect pursuant to the provisions of this Agreement, the Stockholder becomes entitled to vote the Shares (or any of them) for any purpose, the Stockholder shall with respect or relating to Designated Matters take all actions necessary to vote the Shares pursuant to instructions received from the Sub.

     1.2 Support of Reorganization; Stock Legend.

     (a) In the event and to the extent that (i) the Proxy is invalid, or (ii) Stockholder receives a written request from Sub to vote in favor of the Reorganization, then Stockholder agrees, subject to the provisions of Section
1.3 hereof, (A) to vote any and all of the Shares which Stockholder is then entitled to vote in favor of the Reorganization pursuant to the terms of the Reorganization Agreement, (B) to vote any and all of the Shares against any action or agreement that would impede, interfere with or prevent the Reorganization, including any other extraordinary corporate transaction, such as a merger, reorganization, dissolution, recapitalization, or liquidation involving the Company or any proposal by a third party to acquire the Company, and (C) not to commit to take any action inconsistent with the foregoing.

     (b) The Stockholder agrees to place the following legend on any and all certificates evidencing the Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN VOTING AGREEMENT AND IRREVOCABLE PROXY, DATED AS OF OCTOBER 6, 1998, BY AND AMONG SLM INTERNATIONAL, INC, [SUB] AND [STOCKHOLDER]. ANY TRANSFER OF SUCH SHARES IN VIOLATION OF THE TERMS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.

     1.3 Condition Precedent to Obligations. The obligations of the parties to perform under this Agreement (upon its execution and thereafter) shall be subject to the continuing condition that there shall be in effect no temporary restraining order, preliminary or permanent injunction or other like order issued by any court of competent jurisdiction prohibiting performance pursuant to this Agreement, exercise of the Proxy, or the Reorganization. Stockholder, Parent and Sub agree (a) not to seek any such injunction or order, (b) to oppose any application brought for any such injunction or order by any third party, and
(c) to seek the immediate lifting of any such injunction or order.

2. REPRESENTATIONS AND WARRANTIES.

     2.1 Of Stockholder. Stockholder represents and warrants to Parent and Sub as follows:

     (a) Ownership of Shares. As of the date hereof, the Shares constitute all of the shares of the Company Stock beneficially and of record owned by the Stockholder. Other than pursuant the exercise of conversion rights pertaining to the various classes of Company Stock and to The Sport Holdings Corp. 1993 Management Equity Ownership Plan and The Sports Holdings Corp. 1994 Management Equity Ownership Plan, Stockholder does not have any rights to acquire any additional shares of the Company Stock. Stockholder currently has, and at the closing of the Merger, will have good, valid and marketable title to the Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind other than (i) the encumbrances created by this Agreement, (ii) restrictions on transfer under applicable Federal, State and Provincial securities law, and (iii) as set forth on Schedule 2.1(a).

     (b) Authority; No Conflict. Stockholder has the full legal right, power and authority to enter into and perform all Stockholder's obligations under this Agreement. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement of Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity.

     Neither the execution or delivery of this Agreement by Stockholder, nor the consummation by Stockholder of the transactions contemplated hereby:

          (i) requires any consent, approval or authorization of, or any designation, declaration or filing with any Governmental Authority;

          (ii) except as set forth in Schedule 2.1(b) hereto violates or requires any consent under any voting agreement, stockholders agreement, voting trust or proxy to which Stockholder is a party or by which Stockholder is bound; or

          (iii) conflicts with, or results in any violation of, or default (with or without notice or lapse of time, or both) under, or gives rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under (any such conflict, violation, default, right of termination, cancellation or acceleration or loss a "Violation"), under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Stockholder is a party or by which Stockholder is bound.

     2.2 Of Parent and Sub. Parent and Sub jointly and severally represent and warrant to Stockholder as follows:

     (a) Authority; No Conflict. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of each of them enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity.

     Neither the execution or delivery of this Agreement by Parent and Sub, nor the consummation by Parent and Sub of the transactions contemplated hereby:

          (i) requires any consent, approval or authorization of, or any designation, declaration or filing with any Governmental Authority or,

          (ii) results in any Violation of any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Parent or Sub is a party or by which Parent or Sub is bound.

3. COVENANTS.

     3.1 Of Stockholder.

     (a) No Shop. Except in accordance with the provisions of this Agreement, Stockholder agrees, while this Agreement is in effect, not to, directly or indirectly:

          (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares;

          (ii) grant any proxies with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or

          (iii) take any action to encourage, solicit, initiate or participate in any way in discussions or negotiations with, or furnish any information to, or afford any access to the properties, books or records of the Company or any of its subsidiaries to, or otherwise assist, facilitate or encourage any person or entity (other than Parent and Sub, or their officers, directors, representatives, agents, affiliates or associates) in connection with any possible or proposed merger, consolidation, business combination, liquidation, reorganization, sale or other disposition of assets, sale of shares of capital stock or similar transactions involving the Company or any division of the Company.

     (b) Notice Regarding Additional Shares. Stockholder agrees, while this Agreement is in effect, to notify Parent promptly of the number of any shares of Company Stock acquired by Stockholder after the date hereof.

     (c) Confidentiality. Stockholder will not disclose or discuss this Agreement, the Reorganization Agreement or the transactions contemplated hereby or thereby with anyone (other than Stockholder's legal counsel and advisors, if any) not a party to this Agreement, without prior written consent of Parent except for disclosures which in the opinion of Stockholder's legal counsel are necessary to fulfill an obligations imposed upon Stockholder by Applicable Law; Stockholder shall given prompt written notice of such disclosure to Parent.

     3.2 Of Parent and Sub. Parent and Sub agree to use their reasonable best efforts to make and consummate the Reorganization pursuant to the terms, and subject to the conditions, of the Reorganization Agreement.

4. TERMINATION; EFFECT.

     4.1 Termination. This Agreement shall terminate on the earliest of:

     (a) the date on which Parent, Sub and Stockholder mutually consent in writing to terminate this Agreement;

     (b) the date on which the Merger becomes effective in accordance with the terms of the Reorganization Agreement;

     (c) the date on which the Reorganization Agreement is terminated in accordance with its terms; or

     (d) 11:59 P.M., Eastern Standard Time, on November 28, 1998.

     4.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of any of Parent, Sub or Stockholder, except as set forth in Article 5 and Section 1.3 of this Agreement with regard to the payment of expenses.

5. EXPENSES.

     5.1 Expenses. Except and solely to the extent as otherwise set forth in
Section 1.3 of this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, and advisors.

6. GENERAL PROVISIONS.

     6.1 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by telecopy or telegram:

          (i) if to Parent or Sub, to:

                   SLM International, Inc.
                   2, Place Alexis Nihon
                   3500, Boul. de Maisonneuve Ouest, Suite 800
                   Westmount, Quebec H3Z 3C1
                   Fax No.:  (514) 932-6043


              with a copy to:

                   Wellspring Capital Management, LLC
                   620 Fifth Avenue, Suite 21B
                   New York, New York 10021-1579
                   Att'n:  Greg S. Feldman
                   Fax No.:  (212) 332-7575


              with a further copy to:

                   Skadden, Arps, Slate, Meagher
                     & Flom, LLP
                   919 Third Avenue
                   New York, New York  10022
                   Att'n:  Howard L. Ellin

          (ii) if to Stockholder, to:

                   __________________________
                   __________________________
                   __________________________
                   Fax No.:  ________________


              with a copy to:

                   __________________________
                   __________________________
                   __________________________
                   Fax No.: _________________

or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (A) if by personal delivery on the date of such delivery, (B) if by certified or registered mail, on the seventh Business Day after the mailing thereof, (C) if by next-day or over-night mail or delivery, on the day delivered, or (D) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent.

     6.2 Entire Agreement; Amendment. This Agreement (including the documents and instruments referred to herein, whether or not annexed hereto as an Exhibit, Schedule or Appendix) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     6.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two (2) or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     6.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly-owned Subsidiary of Parent; provided, that the assignee (a) is a corporation duly incorporated, organized and existing under the General Corporation Law of the State of Delaware and (b) is able to satisfy all representations, warranties, agreements and covenants of or concerning Sub set forth in this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     6.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     6.6 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever the word "Reorganization" is used in this Agreement, it shall be deemed to refer to each of the Tropsport Share Purchase and the Merger.

     6.7 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING THE CHOICE OF LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF DELAWARE SHALL SPECIFICALLY AND MANDATORILY APPLY TO THE PROXY. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE, CITY AND COUNTY OF NEW YORK IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR

BY SAID COURTS. EACH OF THE PARTIES HEREBY CONSENTS TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6.1, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

     6.8 Injunctive Relief. The parties agree that in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute prosecution proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement and such aggrieved party may take any such actions without the necessity of posting a bond. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

     6.9 Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     6.10 No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

7. CERTAIN DEFINED TERMS.

     7.1 Definitions. The terms defined in this Section 7.1, whenever used in the Agreement (including in the Schedules thereto), shall have the respective meanings indicated below for all purposes of the Agreement. Capitalized terms used in this Agreement used but not defined herein are used herein as defined in the Reorganization Agreement. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to the Agreement, unless otherwise indicated.

     "Applicable Laws" all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (b) consents, approvals or authorizations of, or designations, declarations or filings with, or reports to, or permits, franchises or concessions from any Governmental Authority and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

     "Company" as defined in the first recital of the Agreement.

     "Company Stock" collectively (a) the 6.5% Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share, of the Company, (b) the Class A Common Stock, par value $.01 per share, of the Company, and (c) the Class B Common Stock, par value $.01 per share, of the Company.

     "Designated Matters" as defined in the Section 1.1 of the Agreement.

     "Governmental Authority" any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, any foreign country, or any political subdivision of any of the foregoing, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

     "Merger" as defined in the first recital of the Agreement.

     "Reorganization Agreement" as defined in the first recital of the Agreement.

     "Parent" as defined in the first paragraph of the Agreement.

     "Proxy" the proxy granted by Stockholder pursuant to Section 1.1 of the Agreement.

     "Reorganization" as defined in the first recital of the Agreement.

     "Shares" as defined in the second recital of the Agreement.

     "Stockholder" as defined in the first paragraph of the Agreement.

     "Sub" as defined in the first paragraph of the Agreement.

     "Tropsport Share Purchase" as defined in the first recital of the Agreement.

     "Violation" as defined in the Section 2.1(b)(iii) of the Agreement.

     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed, all as of the date first written above.

                                     "PARENT"

                                     SLM INTERNATIONAL, INC.

                                     By:_________________________
                                     Name:_______________________
                                     Title:______________________

Attest:

----------------------------
Name:_______________________
Title:  Secretary

                                     "SUB"

                                     SLM ACQUISITION CORP.

                                     By:_________________________
                                     Name:_______________________
                                     Title:______________________

Attest:

----------------------------
Name:_______________________
Title:  Secretary

                                                                   "STOCKHOLDER"

Number of Shares of
Company Common Stock

--------------------


       Class
  (Check One Only)

   Class A Common

   Class B Common

Number of Shares of
Company Preferred Stock

--------------------

                                 SCHEDULE 2.1(a)

                                 SCHEDULE 2.1(b)